EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 28, 2000 accompanying the consolidated financial statements and schedule of E-Z-EM, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the fifty-three weeks ended June 3, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ GRANT THORNTON LLP

Melville, New York
September 19, 2000